Registration Statement No. 333-250930

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

Registration Statement No. 333-250930

UNDER

THE SECURITIES ACT OF 1933

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Brouwerijplein 1,

3000 Leuven, Belgium

(Address of Principal Executive Offices)

Base Restricted Stock Units Plan Relating to Shares of Anheuser-Busch InBev (Amended and Restated)

(Full title of the plan)

John Blood

c/o Anheuser-Busch InBev Services, LLC

250 Park Avenue

New York, New York 10017

Tel. No.: (212) 573-8800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

John Horsfield-Bradbury

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Tel. No.: +44-20-7959-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-250930) (the “Registration Statement”) is being filed solely for the purpose of reflecting the amendment and restatement of the Terms and Conditions of the Base Restricted Stock Units Plan Relating to Shares of Anheuser-Busch InBev, which is filed herewith as Exhibit 4.3 and replaces Exhibit 4.3 of the Registration Statement. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

4.3	Amended and Restated Terms and Conditions of the Base Restricted Stock Units Plan Relating to Shares of Anheuser-Busch InBev.

24.1	Powers of Attorney of Certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.2	Power of Attorney of Authorized Representative in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium, on March 28, 2025.

ANHEUSER-BUSCH INBEV SA/NV

By:	/s/ Jan Vandermeersch
	Name:	Jan Vandermeersch
	Title:	Authorized Signatory

By:	/s/ Ann Randon
	Name:	Ann Randon
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 28, 2025.

Signature	Title

* Michel Doukeris	Chief Executive Officer (Principal Executive Officer)

* Fernando Tennenbaum	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Martin J. Barrington	Chairman of the Board of Directors

* Lynne Biggar	Member of the Board of Directors

* M. Michele Burns	Member of the Board of Directors

* Paul Cornet de Ways Ruart	Member of the Board of Directors

* Paulo Alberto Lemann	Member of the Board of Directors

* Aradhana Sarin	Member of the Board of Directors

Signature	Title

* Heloisa Sicupira	Member of the Board of Directors

* Grégoire de Spoelberch	Member of the Board of Directors

* Alexandre Van Damme	Member of the Board of Directors

Salvatore Mancuso	Member of the Board of Directors

* Alejandro Santo Domingo Dávila	Member of the Board of Directors

* Sabine Chalmers	Member of the Board of Directors

Nitin Nohria	Member of the Board of Directors

* Claudio Garcia	Member of the Board of Directors

* Dirk Van de Put	Member of the Board of Directors

* John Blood	Authorized Representative in the United States

*By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Attorney-in-Fact

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